CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of MutualFirst Financial, Inc. on Form S-8 of our report dated February 4, 2000, incorporated by reference in the Annual Report on Form 10-K of MutualFirst Financial, Inc. for the year ended December 31, 1999.




/s/ Olive LLP

Indianapolis, Indiana
January 11, 2001